

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of September 30, 1995 and the related Statements of Consolidated Income,
Retained Earnings and Cash Flows for the nine months ended September 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,063,102
<OTHER-PROPERTY-AND-INVEST>                  1,281,536
<TOTAL-CURRENT-ASSETS>                       1,952,116
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,164,406
<TOTAL-ASSETS>                              23,461,160
<COMMON>                                     2,677,427
<CAPITAL-SURPLUS-PAID-IN>                    2,206,815
<RETAINED-EARNINGS>                            867,678
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,751,920
<PREFERRED-MANDATORY>                          265,047
<PREFERRED>                                    508,058
<LONG-TERM-DEBT-NET>                         6,584,470<F2>
<SHORT-TERM-NOTES>                               7,150
<LONG-TERM-NOTES-PAYABLE>                            0<F2>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                  776,100
<PREFERRED-STOCK-CURRENT>                       30,687
<CAPITAL-LEASE-OBLIGATIONS>                    405,786
<LEASES-CURRENT>                               185,231
<OTHER-ITEMS-CAPITAL-AND-LIAB>               8,746,711
<TOT-CAPITALIZATION-AND-LIAB>               23,461,160<F3>
<GROSS-OPERATING-REVENUE>                    5,328,550
<INCOME-TAX-EXPENSE>                           444,856<F4>
<OTHER-OPERATING-EXPENSES>                   3,753,626
<TOTAL-OPERATING-EXPENSES>                   4,204,352
<OPERATING-INCOME-LOSS>                      1,124,198
<OTHER-INCOME-NET>                            (18,273)<F4><F5>
<INCOME-BEFORE-INTEREST-EXPEN>               1,111,795
<TOTAL-INTEREST-EXPENSE>                       451,021
<NET-INCOME>                                   660,774
<PREFERRED-STOCK-DIVIDENDS>                     50,447
<EARNINGS-AVAILABLE-FOR-COMM>                  610,327
<COMMON-STOCK-DIVIDENDS>                       257,032
<TOTAL-INTEREST-ON-BONDS>                            0<F6>
<CASH-FLOW-OPERATIONS>                       1,935,497
<EPS-PRIMARY>                                     2.85
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> $1,063,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F3> Includes $200,000 thousand of company-obligated mandatorily redeemable preferred securities of ComEd Financing I.

<F4> A tax benefit of $5,870 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F5> Includes a $188 thousand provision for preferred securities dividends of
     ComEd Financing I.

<F6> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.

